Calculation of Filing Fee Tables
S-3
FEDERAL REALTY INVESTMENT TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest, $.01 par value per share	Other	3,901,260	$ 108.79	$ 424,418,075.40	0.000087	$ 36,924.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 424,418,075.40		$ 36,924.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 36,924.37
Offering Note
[1]	(1) Includes up to 3,901,260 common shares of beneficial interest, $.01 par value per share ("Common Shares"), of Federal Realty Investment Trust issuable in exchange for 3.500% Exchangeable Senior Notes due 2031 of Federal Realty OP LP, assuming a maximum exchange rate of 8.4810 Common Shares per $1,000 principal amount of notes. (2) Estimated solely for the purpose of calculating the registration fee, based on the average ($108.79 per share) of the high ($109.55 per share) and low ($108.03 per share) prices of the Common Shares on the New York Stock Exchange on October 28, 2026, which date is within five business days prior to filing this Prospectus Supplement, in accordance with Rule 457(c).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $424,418,075.40. The prospectus is a final prospectus for the related offering.